UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 4, 2013

NORTHERN EMPIRE ENERGY CORP.
(Exact name of registrant as specified in its charter)

Nevada	000-52725	20-4765268
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Suite 201 – 55 York Street, Toronto, Ontario, Canada, M5J 1R7
(Address of Principal Executive Offices)

(416) 903-0059
(Issuer's Telephone Number)

36 Lombard Street, Suite 700, Toronto, Ontario, Canada, M5C 2X3
(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.01	Changes in Control of Registrant.

On September 23, 2013, 2251442 Ontario Inc. (“Ontario”), owner of 18,000,000 common shares of the Company’s common stock (the “Shares”); entered into a Securities Purchase Agreement with Mr. Raniero Corsini, pursuant to which Ontario sold all of their Shares to Mr. Corsini for $5,000.00.  As a result of the sale of Shares from 2251442 Ontario Inc. to Mr. Corsini, a change in control of the Company has occurred.   Mr. Corsini paid for the Shares with personal funds and now holds 83.95% of the Company’s issued and outstanding common stock.  Mr. Corsini is currently the Company’s President, Chief Executive Officer, Chief Financial Officer, Secretary, Treasurer and a member of the Board of Directors.

Because the Company is a shell company, it is required by Section (a)(8) of Item 5.01 to provide the information required by Form 10 under the Securities Exchange Act of 1934.  The information required by Items 1, 1A, 2, 8, 9, and 15 of Form 10 are incorporated by reference to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009 and filed on April 15, 2010.  The information required by Item 10 is incorporated by reference to the Company’s Report on Form 8-K dated March 20, 2012 and filed on March 22, 2012.  The information required by Items 11 and 12 of Form 10 are incorporated by reference to the Registrant’s Registration Statement on Form SB-2 declared effective on July 9, 2007.  The information required by Item 13 of Form 10 is incorporated by reference to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009 and filed on April 15, 2010, and the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2010 and filed on May 18, 2010.  The information required by Item 14 of Form 10 is incorporated by reference to the Company’s Report on Form 8-K dated August 24, 2009 and filed on August 28, 2009, as amended by Amendment No. 1 thereto on Form 8-K/A filed on September 4, 2009 thereto.

In response to Item 3 of Form 10, the corporate headquarters are now located at Suite 201- 55 York Street, Toronto, Ontario, M5J 1R7.  There is no charge to the Company for the space.  The Company’s sole officer will not seek reimbursement for past office expenses.

In response to Item 4 of Form 10, the following table sets forth certain information, as of October 1, 2013, concerning shares of common stock of the Registrant, the only class of its securities that is issued and outstanding, held by (1) each shareholder known by the Registrant to own beneficially more than five percent of the common stock, (2) each director of the Registrant,  (3) each executive officer of the Company, and (4) all directors and executive officers of the Registrant as a group:

Name of Beneficial Owner	Direct Amount of Beneficial Owner	Position	Percent of Class (1)

Officers and Directors

Raniero Corsini	18,000,000	President, Principal Executive Officer, Principal Financial Officer (Principal Accounting Officer), Secretary, Treasurer and Director	83.95%

All Officers and Directors as a Group (1 Person)	18,000,000		83.95%

Principal Stockholders

Raniero Corsini Suite 201 – 55 York Street Toronto, Ontario M5J 1R7	18,000,000	Principal Stockholder	83.95%

(1)	Percentage based on 21,442,563 shares of common stock outstanding on October 1, 2013.

In response to Item 5 of Form 10, the names, ages and positions of the Company's directors and executive officers are as follows:

Name	Age	Position
Raniero Corsini	50	Director, President, Principal Executive Officer, Principal Financial Officer (Principal Accounting Officer), Secretary & Treasurer

In response to Item 6 of Form 10, the sole executive officer and director of the Company does not receive any fee, salary or commission for his service to the Company.

In response to Item 7 of Form 10, there have been no transactions which would require reporting under Item 404 of Regulation S-K nor is the sole member of the Board of Directors independent under the independence standards of the NASDAQ Stock Market, which standards were adopted solely for purposes of making the determination of independence.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 4, 2013, Martin Doane notified the Board that he would resign as Director, Vice-President and Secretary of Northern Empire Energy Corp. (the “Company”).  Mr. Doane resigned from his positions to pursue other personal interests.   The resignation became effective immediately.

To fill the vacancy left by Mr. Doane’s resignation, the Board appointed Raniero Corsini to fill the position of Secretary.  Mr. Corsini assumed his position immediately and will serve until such time as his successor shall be duly appointed and qualified or until his resignation or removal.  Mr. Corsini is currently the Company’s President, Chief Executive Officer, Chief Financial Officer, Treasurer and sole member of the Board of Directors.

There was no arrangement or understanding between Mr. Corsini and any other person(s) to which he was selected as Secretary.  There are no related party transactions between Mr. Corsini and the Company reportable under Item 404(a) of SEC Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTHERN EMPIRE ENERGY CORP.

October 1, 2013

/s/ “Raniero Corsini”
Raniero Corsini
President, Chief Executive Officer, Chief Financial Officer (Principal Financial Officer), Secretary, Treasurer and Director